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                                                                      Exhibit 23

                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
Safeguard Scientifics, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499, 333-75501,
and 333-86777) on Form S-8 and in the Registration Statements (No. 333-86675, 333-31296 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. of our report dated March 15, 2001, relating to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2000 and 1999, the related consolidated statements of operations, shareholders' equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the Current Report on Form 8-K of Safeguard Scientifics, Inc. dated March 26, 2001.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 15, 2001